Principal Variable Contracts Funds, Inc. 711 High Street, Des Moines, IA 50392 515 247 5111 tel

December 8, 2020

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

RE:	Principal Variable Contracts Funds, Inc. (the "Registrant") Post-Effective Amendment No. 123 to Registration Statement on Form N-1A File Numbers 002-35570, 811-01944
I am Assistant Counsel for the above-referenced Registrant and have reviewed the attached post-effective amendment, which is being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,
/s/ Britney Schnathorst

Britney Schnathorst
Assistant Counsel, Registrant

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